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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of Earliest event reported)................October 3, 1995


                             JACO ELECTRONICS, INC.
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             (Exact name of registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)


            0-5896                                        11-1978958
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    (Commission File Number)                  (IRS Employer Identification No.)


                  145 Oser Avenue, Hauppauge, New York 11788
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             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code...............(516) 273-5500


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5.     Other Events.
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        At a meeting held on August 30, 1995, the Board of Directors of Jaco
Electronics, Inc. (the "Company") authorized a four-for-three stock split (the "Stock Split") with respect to the issued and outstanding shares of Common Stock. The Stock Split was paid on October 3, 1995 to stockholders of record at the close of business on September 22, 1995 (the "Record Date").

        No fractional shares of Common Stock were distributed in connection with the Stock Split. Each stockholder of record whose total number of shares was not exactly divisible by three received cash in lieu of a fractional share.

         As of the Record Date, the Company had 1,848,288 shares of Common Stock outstanding and was obligated to issue 616,018 shares (excluding fractional shares) pursuant to the Stock Split. In addition, as a result of the antidilution provisions contained in the Company's 1993 Stock Option Plan for Outside Directors, 1981 Incentive Stock Option Plan, and 1993 Non-Qualified Stock Option Plan, the Company could be obligated to issue an additional 110,687 shares of Common Stock in respect of options outstanding and options remaining available for grant.

        Shares of the Company's Common Stock to be issued upon the exercise of certain stock options and shares of Common Stock which were issued upon options previously granted and exercised have been registered under a Form S-8/S-3 Registration Statement No. 33-89994 dated March 3, 1995. The Registration Statement is amended as a result of the filing of this Current Report to include approximately 110,687 additional shares which are issuable and 10,495 shares which were issued as a consequence of the Stock Split.

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                                   SIGNATURES
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        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   JACO ELECTRONICS, INC. (Registrant)


                                   By: /s/ Jeffrey D. Gash
                                       ---------------------------------------
                                       Jeffrey D. Gash, Vice President-Finance
                                       (Principal Financial and Accounting
                                       Officer)

Dated: November 16, 1995